                                                             Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MicroTel International, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-74281, 333-71035, 333-69571, 33-22518, 33-72926 and 333-12567) on Form
S-8 of MicroTel International, Inc. (formerly XCEL Corporation and subsidiaries) of our report dated December 13, 1996, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of MicroTel International, Inc. (formerly XCEL Corporation and subsidiaries).

                                       KPMG LLP


Orange County, California
March 29, 1999